Exhibit 99.1

PRESS RELEASE	Corporate Headquarters
400 South Hope Street
25th Floor
Los Angeles, CA 90071
www.cbre.com

FOR IMMEDIATE RELEASE

For further information:

Brad Burke	Steve Iaco
Investor Relations	Media Relations
215.921.7436	212.984.6535

CBRE GROUP, INC. REPORTS STRONG REVENUE

AND EARNINGS GROWTH FOR FIRST-QUARTER 2019

GAAP EPS of $0.48, up 9%

Adjusted EPS of $0.79, up 46%

Revenue up 10% and Fee Revenue up 7%

Los Angeles, CA – May 8, 2019 — CBRE Group, Inc. (NYSE:CBRE) today reported strong financial results for the first quarter ended March 31, 2019.

“CBRE had an excellent start to 2019, as the positive momentum we experienced last year carried over into the first quarter,” said Bob Sulentic, president and chief executive officer of CBRE. “Strong operating leverage across each of our three business segments drove impressive bottom-line growth. Importantly, the organizational changes we announced last year are improving our lines of business and helping to make us a more efficient, client-focused company.”

“The macro market drivers and CBRE’s inherent competitive advantages remain intact.  As always, we caution against reading too much into first quarter results, as this is our seasonally smallest period,” Mr. Sulentic added.

First-Quarter 2019 Results

•

Revenue for the first quarter totaled $5.1 billion, an increase of 10% (13% local currency1). Fee revenue[2] rose 7% (10% local currency) to $2.4 billion. Organic fee revenue[2] growth was 5% (8% local currency).

•

On a GAAP basis, net income and earnings per diluted share both increased 9% to $164.4 million and $0.48 per diluted share, respectively. Adjusted net income[3] for the first quarter of 2019 rose 44% to $267.5 million, while adjusted earnings per diluted share improved 46% to $0.79 per share.

CBRE Press Release

May 8, 2019

•	First-quarter 2019 adjustments to GAAP net income had a net impact of $103.1 million, including:
o	Pre-tax adjustments of:
▪

$89.0 million non-cash intangible asset impairment in the Real Estate Investments segment related to the securities investment management business, which has been impacted in part by the industry-wide shift in investor preference for passive investment programs;

▪	$22.2 million of non-cash acquisition-related depreciation and amortization;
▪	$15.8 million of expenses associated with the company reorganization, including related cost-savings initiatives;
▪	$7.3 million of net carried interest incentive compensation expense to align with the timing of associated revenue, and
▪	$2.6 million write-off of re-financing costs.
o	Offset by a $33.8 million net tax adjustment associated with the aforementioned pre-tax adjustments.
•

EBITDA[4] increased 19% (20% local currency) to $426.9 million and adjusted EBITDA[4] increased 29% (31% local currency) to $450.0 million. Adjusted EBITDA margin on fee revenue[4] was 18.5% for the three months ended March 31, 2019 – up 320 basis points from first-quarter 2018.

First-Quarter 2019 Segment5 and Business Line Review

The following tables present highlights of CBRE segment performance during the first quarter of 2019 (dollars in thousands):

	Advisory Services			Global Workplace Solutions			Real Estate Investments (6)
		% Change from Q1 2018			% Change from Q1 2018			% Change from Q1 2018
	Q1 2019	USD	LC	Q1 2019	USD	LC	Q1 2019	USD	LC
Revenue	$1,834,402	8%	11%	$3,165,915	12%	16%	$135,193	-8%	-5%
Fee revenue	1,601,637	8%	10%	691,895	8%	12%	135,193	-8%	-5%
EBITDA	257,184	19%	20%	90,817	10%	11%	78,946	32%	34%
Adjusted EBITDA	263,850	22%	23%	99,679	20%	23%	86,503	74%	76%

Advisory Services Segment

Advisory Services produced revenue growth of 8% (11% local currency) and fee revenue growth of 8% (10% local currency). Growth was notably strong in France, Greater China, Japan and the U.S. Advisory Services adjusted EBITDA surged 22% (23% local currency).

•

Advisory leasing revenue rose 20% (22% local currency) and growth was almost entirely organic. In the U.S., revenue increased 28% with solid demand from multiple sectors, including consumer products, energy and technology. International markets also had very strong growth, led by France, Germany, India, Japan and the Netherlands.

CBRE Press Release

May 8, 2019

•	Loan servicing revenue continued to grow briskly, rising 10% (same local currency). The portfolio increased to $210 billion – up 15% from first-quarter 2018.
•	Capital markets revenue, which includes both property sales and commercial mortgage origination, declined 3% (1% local currency) globally, reflecting meaningful gains in market share.
o	Commercial mortgage origination revenue rose 13% (same local currency), fueled by robust activity with the U.S. Government-Sponsored Enterprises as well as banks.
o

Advisory property sales revenue declined 7% (5% local currency). This reflected a tepid macro environment for market-wide property sales volume in all three global regions as well as a difficult comparison with first-quarter 2018.  A modest U.S. sales revenue decline of 1% reflects significant market share gains, as estimated market volumes decreased 8%, according to Real Capital Analytics.

•

Property and advisory project management revenue increased 7% (11% local currency) and fee revenue rose 6% (10% local currency), with strong growth in Australia, Greater China, India, Spain, the U.K. and the U.S.

•	Valuation revenue rose 3% (7% local currency), driven by France, Germany and the U.K.

Global Workplace Solutions Segment (Occupier Outsourcing Services)

Global Workplace Solutions achieved a 12% (16% local currency) increase in revenue and an 8% (12% local currency) rise in fee revenue. This segment’s adjusted EBITDA surged 20% (23% local currency), reflecting strong operating leverage.

Continued strong revenue and earnings increases reflect CBRE’s ability to capture a large share of the growing market for real estate outsourcing and account-based client service. Enhanced technology and service capabilities from the June 2018 FacilitySource acquisition also contributed to account wins and expansions in the quarter.

Real Estate Investments Segment (Development, Investment Management and Flexible-Space Solutions)

Revenue declined 8% (5% local currency). However, adjusted revenue – which includes both equity earnings and gains from real estate sales, net of controlling interests – rose 21% (23% local currency). This segment’s adjusted EBITDA surged 74% (76% local currency).

The robust adjusted EBITDA growth was fueled by the timing of several large development asset sales and gains from investment management co-investments, partially offset by costs associated with starting up the flexible-space solutions enterprise.

•

The in-process development portfolio increased to a record $9.7 billion, up $0.7 billion from year-end 2018, reflecting the continued conversion of pipeline activity. The pipeline declined by $0.9 billion during the first quarter to $2.8 billion.

•

Investment management assets under management (AUM) totaled $107.2 billion, up $1.7 billion ($2.0 billion local currency) from year-end 2018. Over the past 12 months, AUM has increased $3.0 billion ($7.8 billion local currency).

Conference Call Details

The company’s first quarter earnings conference call will be held today (Wednesday, May 8, 2019) at 8:30 a.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the company’s website at www.cbre.com/investorrelations.

The direct dial-in number for the conference call is 877-407-8037 for U.S. callers and 201-689-8037 for international callers. A replay of the call will be available starting at 1:00 p.m. Eastern Time on May 8, 2019 and will be available for one week following the event. The dial-in number for the replay is 877‑660‑6853 for U.S. callers and 201-612-7415 for international callers. The access code for the replay is 13689185#. A transcript of the call will be available on the company’s Investor Relations website at www.cbre.com/investorrelations.

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services and investment firm (based on 2018 revenue). The company has more than 90,000 employees (excluding affiliates) and serves real estate investors and occupiers through more than 480 offices (excluding affiliates)

CBRE Press Release

May 8, 2019

worldwide. CBRE offers a broad range of integrated services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com.

The information contained in, or accessible through, the company’s website is not incorporated into this press release.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum, operations, financial performance, market share, investment levels and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic and business conditions, particularly in geographies where our business may be concentrated; volatility and disruption of the securities, capital and credit markets, interest rate increases, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate or long-term contractual commitments and other factors affecting the value of real estate assets, inside and outside the United States; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant movements in average cap rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; our ability to diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to maintain EBITDA and adjusted EBITDA margins that enable us to continue investing in our platform and client service offerings; our ability to control costs relative to revenue growth; economic volatility and market uncertainty globally related to the United Kingdom’s withdrawal from the European Union, including concerns relating to the economic impact of such withdrawal on businesses within the United Kingdom and Europe; foreign currency fluctuations; our ability to retain and incentivize key personnel; our ability to compete globally, or in specific geographic markets or business segments that are material to us; the emergence of disruptive business models and technologies; our ability to identify, acquire and integrate synergistic and accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; the ability of our  investment management line of business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; the ability of our wholly-owned subsidiary, CBRE Capital Markets, Inc., to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; variations in historically customary seasonal patterns that cause our business not to perform as expected; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; liabilities under guarantees, or for construction defects, that we incur in our development services line of business within our Real Estate Investments segment; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; changes in domestic and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, as well as the anti-corruption laws and trade sanctions of the U.S. and other countries; negative publicity or actions by our employees, regulators, media, activists, competitors or others that harm our reputation or brand; changes in applicable tax or accounting requirements, including the impact of any subsequent additional regulation or guidance associated with the Tax Cuts and Jobs Act (which was enacted into law on December 22, 2017); and the effect of implementation of new accounting rules and standards.

Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on

CBRE Press Release

May 8, 2019

Form 10-K for the year ended December 31, 2018, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.

The terms “fee revenue,” “organic fee revenue,” “adjusted revenue,” “adjusted net income,” “adjusted earnings per diluted share” (or adjusted EPS), “EBITDA,” “adjusted EBITDA” and “adjusted EBITDA on fee revenue margin,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

1Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.

2Fee revenue is gross revenue less both client reimbursed costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients. Organic fee revenue for the three months ended March 31, 2019 further excludes contributions from all acquisitions completed after first-quarter 2018.

3Adjusted net income and adjusted earnings per diluted share (or adjusted EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes for such charges. Adjustments during the periods presented included intangible asset impairment, non-cash depreciation and amortization expense related to certain assets attributable to acquisitions, costs associated with our reorganization, including cost-savings initiatives, certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue and the write-off of financing costs on extinguished debt. Adjustments for the three months ended March 31, 2018 also included an update to the provisional estimated tax impact of U.S. tax reform initially recorded in the fourth quarter of 2017.

4EBITDA represents earnings before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation, amortization and intangible asset impairments. Amounts shown for adjusted EBITDA further remove (from EBITDA) costs associated with our reorganization, including cost-savings initiatives, and certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue. Adjusted EBITDA on fee revenue margin represents adjusted EBITDA divided by fee revenue.

5Our new organizational structure became effective on January 1, 2019. Under the new structure, we organize our operations around, and publicly report our financial results on, three global business segments: (1) Advisory Services; (2) Global Workspace Solutions; and (3) Real Estate Investments. Prior period results have been presented in conformity with the new structure.

6Revenue in the Real Estate Investments segment does not include equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests. Adjusted revenue for the Real Estate Investments segment reflects revenue for this segment with equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, included. EBITDA includes equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense.

CBRE Press Release

May 8, 2019

CBRE GROUP, INC.

OPERATING RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(Dollars in thousands, except share data)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenue:
Fee revenue	$2,428,725	$2,276,899
Pass through costs also recognized as revenue	2,706,785	2,397,053
Total revenue	5,135,510	4,673,952

Costs and expenses:
Cost of services	4,022,034	3,619,961
Operating, administrative and other	792,876	732,235
Depreciation and amortization	105,823	108,165
Intangible asset impairment	89,037	—
Total costs and expenses	5,009,770	4,460,361

Gain on disposition of real estate (1)	19,247	18

Operating income	144,987	213,609

Equity income from unconsolidated subsidiaries (1)	72,664	40,179
Other income (loss)	20,853	(4,280)
Interest income	1,534	3,621
Interest expense	22,726	28,858
Write-off of financing costs on extinguished debt	2,608	27,982
Income before provision for income taxes	214,704	196,289
Provision for income taxes	43,878	46,164
Net income	170,826	150,125
Less: Net income (loss) attributable to non-controlling interests (1)	6,417	(163)
Net income attributable to CBRE Group, Inc.	$164,409	$150,288

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.49	$0.44
Weighted average shares outstanding for basic income per share	336,020,431	338,890,098

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.48	$0.44
Weighted average shares outstanding for diluted income per share	340,158,399	342,589,810

EBITDA	$426,947	$357,836
Adjusted EBITDA	$450,032	$347,807

(1)

Equity income from unconsolidated subsidiaries and gain on disposition of real estate, less net income attributable to non-controlling interests, includes income of $85.3 million and $35.7 million for the three months ended March 31, 2019 and 2018, respectively attributable to Real Estate Investments but does not include significant related compensation expense (which is included in operating, administrative and other expenses). In the Real Estate Investments segment, related equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense, are all included in EBITDA.

CBRE Press Release

May 8, 2019

CBRE GROUP, INC.

SEGMENT RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2019

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31, 2019

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Consolidated
Revenue:
Fee revenue	$1,601,637	$691,895	$135,193	$2,428,725
Pass through costs also recognized as revenue	232,765	2,474,020	—	2,706,785
Total revenue	1,834,402	3,165,915	135,193	5,135,510

Costs and expenses:
Cost of services	1,083,099	2,938,935	—	4,022,034
Operating, administrative and other	496,618	135,472	160,786	792,876
Depreciation and amortization	71,647	29,483	4,693	105,823
Intangible asset impairment	—	—	89,037	89,037
Total costs and expenses	1,651,364	3,103,890	254,516	5,009,770

Gain on disposition of real estate	—	—	19,247	19,247

Operating income (loss)	183,038	62,025	(100,076)	144,987

Equity income (loss) from unconsolidated subsidiaries	675	(833)	72,822	72,664
Other income (loss)	1,679	(16)	19,190	20,853
Less: Net (loss) income attributable to non-controlling interests	(145)	(158)	6,720	6,417
Add-back: Depreciation and amortization	71,647	29,483	4,693	105,823
Add-back: Intangible asset impairment	—	—	89,037	89,037

EBITDA	257,184	90,817	78,946	426,947

Adjustments:
Costs associated with our reorganization, including cost-savings initiatives (1)	6,666	8,862	221	15,749
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	7,336	7,336

Adjusted EBITDA	$263,850	$99,679	$86,503	$450,032

(1)	Primarily represents severance costs related to headcount reductions in connection with our reorganization announced in the third quarter of 2018 that became effective January 1, 2019.

CBRE Press Release

May 8, 2019

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE THREE MONTHS ENDED MARCH 31, 2018

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31, 2018 (1)

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Consolidated
Revenue:
Fee revenue	$1,486,646	$643,238	$147,015	$2,276,899
Pass through costs also recognized as revenue	212,788	2,184,265	—	2,397,053
Total revenue	1,699,434	2,827,503	147,015	4,673,952

Costs and expenses:
Cost of services	1,008,662	2,611,299	—	3,619,961
Operating, administrative and other	481,818	133,512	116,905	732,235
Depreciation and amortization	64,978	36,530	6,657	108,165
Total costs and expenses	1,555,458	2,781,341	123,562	4,460,361

Gain on disposition of real estate	—	—	18	18

Operating income	143,976	46,162	23,471	213,609

Equity income from unconsolidated subsidiaries	4,431	—	35,748	40,179
Other income (loss)	1,799	32	(6,111)	(4,280)
Less: Net (loss) income attributable to non-controlling interests	(248)	(11)	96	(163)
Add-back: Depreciation and amortization	64,978	36,530	6,657	108,165

EBITDA	215,432	82,735	59,669	357,836

Adjustments:
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	(10,029)	(10,029)

Adjusted EBITDA	$215,432	$82,735	$49,640	$347,807

(1)

Our new organizational structure became effective on January 1, 2019. Under the new structure, we organize our operations around, and publicly report our financial results on, three global business segments. Results for 2018 have been presented in conformity with the new structure.

CBRE Press Release

May 8, 2019

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)	Fee revenue
(ii)	Organic fee revenue
(iii)	Adjusted revenue for the Real Estate Investments segment
(iv)	Net income attributable to CBRE Group, Inc., as adjusted (which we also refer to as “adjusted net income”)
(v)	Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (which we also refer to as “adjusted earnings per diluted share” or “adjusted EPS”)
(vi)	EBITDA, adjusted EBITDA and adjusted EBITDA on fee revenue margin

These measures are not recognized measurements under United States generally accepted accounting principles, or “GAAP.”  When analyzing our operating performance, investors should use them in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.

Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.

With respect to fee revenue and organic fee revenue:  the company believes that investors may find these measures useful to analyze the financial performance of our Global Workplace Solutions and Property and Advisory Project Management business lines and our business generally. Fee revenue excludes costs reimbursable by clients, and as such provides greater visibility into the underlying performance of our business. Organic fee revenue for the three months ended March 31, 2019 further excludes contributions from all acquisitions completed after first-quarter 2018.

With respect to adjusted revenue: the company believes that investors may find this measure useful to analyze the financial performance of our Real Estate Investments segment because it is more reflective of this segment’s total operations.

With respect to adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA and adjusted EBITDA on fee revenue margin:  the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions—and in the case of EBITDA, adjusted EBITDA and adjusted EBITDA fee revenue margin—the effects of financings and income tax and the accounting effects of capital spending. All of these measures and adjusted revenue may vary for different companies for reasons unrelated to overall operating performance. In the case of EBITDA and adjusted EBITDA, these measures are not intended to be measures of free cash flow for our management’s discretionary use because they do not consider cash requirements such as tax and debt service payments. The EBITDA and adjusted EBITDA measures calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments. The company also uses adjusted EBITDA and adjusted EPS as significant components when measuring our operating performance under our employee incentive compensation programs.

CBRE Press Release

May 8, 2019

Net income attributable to CBRE Group, Inc., as adjusted (or adjusted net income), and diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (or adjusted EPS), are calculated as follows (dollars in thousands, except share data):

	Three Months Ended
	March 31,
	2019	2018

Net income attributable to CBRE Group, Inc.	$164,409	$150,288

Plus / minus:
Intangible asset impairment	89,037	—
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	22,226	28,972
Costs associated with our reorganization, including cost-savings initiatives (1)	15,749	—
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	7,336	(10,029)
Write-off of financing costs on extinguished debt	2,608	27,982
Tax impact of adjusted items	(33,848)	(11,537)
Impact of U.S. tax reform	—	548

Net income attributable to CBRE Group, Inc. shareholders, as adjusted	$267,517	$186,224

Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted	$0.79	$0.54

Weighted average shares outstanding for diluted income per share	340,158,399	342,589,810

EBITDA and adjusted EBITDA are calculated as follows (dollars in thousands):

	Three Months Ended
	March 31,
	2019	2018

Net income attributable to CBRE Group, Inc.	$164,409	$150,288

Add:
Depreciation and amortization	105,823	108,165
Intangible asset impairment	89,037	—
Interest expense	22,726	28,858
Write-off of financing costs on extinguished debt	2,608	27,982
Provision for income taxes	43,878	46,164
Less:
Interest income	1,534	3,621

EBITDA	426,947	357,836

Adjustments:
Costs associated with our reorganization, including cost-savings initiatives (1)	15,749	—
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	7,336	(10,029)

Adjusted EBITDA	$450,032	$347,807

(1)	Primarily represents severance costs related to headcount reductions in connection with our reorganization announced in the third quarter of 2018 that became effective January 1, 2019.

CBRE Press Release

May 8, 2019

Revenue includes client reimbursed pass through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients, both of which are excluded from fee revenue. Organic fee revenue for the three months ended March 31, 2019 further excludes contributions from all acquisitions completed after first-quarter 2018. Reconciliations are shown below (dollars in thousands):

	Three Months Ended
	March 31,
	2019	2018
Organic Fee Revenue
Consolidated fee revenue	$2,428,725	$2,276,899
Less: Acquisitions	(46,244)

Organic fee revenue	$2,382,481

Global Workplace Solutions (Occupier Outsourcing Services)
Fee revenue	$691,895	$643,238
Plus: Pass through costs also recognized as revenue	2,474,020	2,184,265

Revenue	$3,165,915	$2,827,503

Property and Advisory Project Management
Fee revenue	$288,119	$271,994
Plus: Pass through costs also recognized as revenue	232,765	212,788

Revenue	$520,884	$484,782

Real Estate Investments adjusted revenue is computed as follows (dollars in thousands):

	Three Months Ended
	March 31,
	2019	2018
Real Estate Investments
Total revenue	$135,193	$147,015
Add:
Equity income from unconsolidated subsidiaries	72,822	35,748
Gain on disposition of real estate	19,247	18
Less:
Non-controlling interests	6,720	96

Adjusted revenue	$220,542	$182,685

Adjusted EBITDA on fee revenue margin is calculated as follows (dollars in thousands):

	Three Months Ended
	March 31,
	2019	2018

Adjusted EBITDA	$450,032	$347,807
Fee revenue	2,428,725	2,276,899
Adjusted EBITDA on fee revenue margin	18.5%	15.3%

CBRE Press Release

May 8, 2019

CBRE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,
	2019	2018
Assets:
Cash and cash equivalents (1)	$604,952	$777,219
Restricted cash	82,716	86,725
Receivables, net	3,801,474	3,668,591
Warehouse receivables (2)	1,548,249	1,342,468
Property and equipment, net	730,450	721,692
Operating lease assets (3)	938,681	—
Goodwill and other intangibles, net	5,002,528	5,093,617
Investments in and advances to unconsolidated subsidiaries	228,406	216,174
Other assets, net	1,755,552	1,550,307

Total assets	$14,693,008	$13,456,793

Liabilities:
Current liabilities, excluding debt and operating lease liabilities	$3,924,845	$4,471,473
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (2)	1,561,207	1,328,761
Revolving credit facility	336,000	—
Senior term loans, net	744,009	751,255
4.875% senior notes, net	592,990	592,781
5.25% senior notes, net	422,757	422,688
Other debt	2,998	3,682
Operating lease liabilities (3)	1,154,673	—
Other long-term liabilities	749,313	876,251

Total liabilities	9,488,792	8,446,891

Equity:
CBRE Group, Inc. stockholders' equity	5,089,379	4,938,797
Non-controlling interests	114,837	71,105

Total equity	5,204,216	5,009,902

Total liabilities and equity	$14,693,008	$13,456,793

(1)	Includes $107.0 million and $155.2 million of cash in consolidated funds and other entities not available for company use as of March 31, 2019 and December 31, 2018, respectively.
(2)	Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.
(3)

Reflects assets and liabilities recorded as a result of adopting Accounting Standards Update (ASU) No. 2016-02, “Leases (Topic 842)” on January 1, 2019 prospectively using the optional transitional method with no adjustment to comparative period financial statements presented for prior periods.